As filed with the Securities and Exchange Commission on February 23, 2011
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

MEMC ELECTRONIC MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-1505767
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri 63376
 (Address of principal executive offices, including zip code)
_____________________________

MEMC ELECTRONIC MATERIALS, INC.
2001 EQUITY INCENTIVE PLAN
AS AMENDED AND RESTATED ON FEBRUARY 26, 2010
 (Full title of the Plan)

Bradley D. Kohn, Esq.
Senior Vice President, Secretary and General Counsel
MEMC Electronic Materials, Inc.
501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri 63376
Phone: (636) 474-5000
(Name, address and telephone number, including area code, of agent for service)
    _____________________

Copy to:
LaDawn Naegle, Esq.
Bryan Cave LLP
1155 F Street, NW, Suite 700
Washington, DC 20004
Phone: (202) 508-6046

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANANTORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-142818) (the “Registration Statement”) filed by MEMC Electronic Materials, Inc. (the “Company”).  The Registration Statement registered shares of the Company’s common stock, par value $.01 per share (“Common Stock”), issuable pursuant to the Company’s 2001 Equity Incentive Plan as Amended and Restated on February 26, 2010 (the “2001 Plan”).

This Amendment is being filed for the sole purpose of deregistereing 1,682,804 unissued shares previously registered under the Registration Statement and issuable under the 2001 Plan.  The Company hereby removes from registration, by means of this Post-Effective Amendment No.1 to the Registration Statement, 1,682,804 unissued shares of Common Stock previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Peters, state of Missouri, on this 22 day of February, 2011.

MEMC ELECTRONIC MATERIALS, INC.

By:	/s/ Ahmad R. Chatila
Ahmad R. Chatila
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ahmad R. Chatila
Ahmad R. Chatila	President, Chief Executive Officer and Director	February 22, 2011
(Principal Executive Officer)

/s/ Mark Murphy
Mark Murphy	Senior Vice President and Principal Financial Officer	February 22, 2011
(Principal Financial Officer)

/s/ Denis McCarthy
Denis McCarthy	Vice President and Corporate Controller	February 22, 2011
(Principal Accounting Officer)

/s/ Peter Blackmore
Peter Blackmore	Director	February 22, 2011

/s/ Robert J. Boehlke
Robert J. Boehlke	Director	February 22, 2011

/s/ Emmanuel T. Hernandez
Emmanuel T. Hernandez	Director	February 22, 2011

*
John Marren	Chairman of the Board of Directors	February 22, 2011

/s/ C. Douglas Marsh
C. Douglas Marsh	Director	February 22, 2011

/s/ Michael McNamara
Michael McNamara	Director	February 22, 2011

*
William E. Stevens	Director	February 22, 2011

/a/ Marshall C. Turner
Marshall C. Turner	Director	February 22, 2011

*
James B. Williams	Director	February 22, 2011

*By:	/s/ Bradley D. Kohn
Bradley D. Kohn, Attorney-in-fact

Exhibit Index

Exhibit Number	Description

24.1	Power of Attorney*

* Previously filed.